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                                                                                                                        EXHIBIT 1.1


            For Ministry Use Only                                                     Ontario Corporation Number
        A fusage exclusif du ministere                                             Numero de la compagnie en Ontario
[ILLEGIBLE]                     [ILLEGIBLE]                                                        1456837
CERTIFICATE                     CERTIFICAT
                                et du Commerce
This is to certify that these    Ceci certifie que les presents
articles are effective on       status entrent en vigueur le
JANUARY 01                      JANVIER, 2001
--------------------------------------------------------------
                 /s/ [ILLEGIBLE]
               Director/Directrice
        Business Corporations Act Loi sur les societes par actions

-----------------------------------------------------------------------------------------------------------------------------------
                                                           ARTICLES OF AMALGAMATION
                                                              STATUS DE FUSION

   Form 4           1. The name of the amalgamated corporation is:         Denomination sociale de la compagnie issue de la fusion:
  Business
Corporations           CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC.
    Act                ------------------------------------------------------------------------------------------------------------

                    2. The address of the registered office is:            Addresse du siege social:

  Formule              1005 Skyview Drive
 numero 4              ------------------------------------------------------------------------------------------------------------
Loi sur les                                   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
compagnies                           (Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureaux, numero du bureau)


                       Burlington                                                                                            L7P5B1
                       ------------------------------------------------------------------------------------------------------------
                                                     (Name of Municipality or Post Office)
                                              (Nom de la municipalite ou du bureau de poste)

                    3. Number (or minimum or maximum number) of            Nombre (ou nombres minimal et maximal)
                       directors is:                                       d'administrateurs:

                    A minimum of 3 and a maximum of 9

                    4. The director(s) is/are:                             Administrateur(s):

                    First name, initials and surname            Address for service, giving Street & No.           Resident
                    Prenom, initiales et nom de famille         or R.R. No., Municipality and Postal Code          Canadian
                                                               Domicile elu, y compris la rue et le numero,       State
                                                               le numero de la R.R. ou le nom de la               Yes or No
                                                               municipalite et le code postal                     Resident
                                                                                                                  Canadien
                                                                                                                  Oui/Non
                    ---------------------------------------------------------------------------------------------------------------
                    Bruce Cummings                            922 Kimball Avenue                                  No
                                                              Westfield, New York 07090

                    Allard Loopstra                           29 Cullum Drive                                     Yes
                                                              Carlisle, Ontario L0R 1H2

DSG 01/2000         David Lowenstein                          1 Palace Pier Court, Unit 2303                      Yes
                                                              Etobicoke, Ontario M8V 3W9

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                                                                                                                                  2

                    5. (A) The amalgamation agreement has been duly           (A) Les actionnaires de chaque compagnie qui fusionne
                           adopted by the shareholders of each of the             ont dument adopte la convention de fusion
                           amalgamating corporations as required by               conformement au paragraphe 176 (4) de la Loi sur
                           subsection 176 (4) of the Business                     les compagnies a la date mentionee ci-dessous.
                           Corporations Act on the date set out below.  / /

                                                                         /\
                                                                   Check    Cocher
                                                                  A or B    A ou B
                                                                         \/

                       (B) The amalgamation has been approved by the     /X/  (B) Les administrateurs de chaque compagnie qui
                           directors of each amalgamating corporation by          fusionne ont approuve la fusion par voie de
                           a resolution as required by section 177 of the         resolutions conformement a l'article 177 de la Loi
                           Business Corporations Act on the date set out          sur les compagnies a la date mentionnee
    Form 4                 below.                                                 ci-dessous.
   Business                The articles of amalgamation in substance              Les statuts de fusion reprennent essentiellement
  Corporations             contain the provisions of the articles of              les dispositions des statuts constitutifs de
     Act                   incorporation of


    Formule                CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC.
    numero 4      -----------------------------------------------------------------------------------------------------------------
  Loi sur les              and are more particularly set out in these            et sont enonces textuellement aux presents statuts
   compagnies              articles.

                           Names of amalgamating            Ontario Corporation Number      Date of Adoption/Approval
                           corporations                     Numero de la compagnie en       Date d'adoption ou d'approbation
                           Denomination sociale des         Ontario
                           compagnies qui fusionnent
                  -----------------------------------------------------------------------------------------------------------------
                           1112902 Ontario Inc.             1112902                             18/12/2000

                           Capital Environmental
                           Alberta Inc.                     1455710                             20/12/2000

                           CWR Waste Management
                           Corporation Inc.                 1455711                             20/12/2000

                           Enviro Wood Recovery
                           Systems Ltd.                     1356643                             18/12/2000

                           Excel Disposal Service
                           Ltd.                             1455712                             20/12/2000

                           Frith Regional Waste
                           Systems Inc.                     1375130                             18/12/2000

DYE & DURHAM               Giglio's Fruit and
Corporation                Garden Centre Ltd.               1085684                             18/12/2000
Forms-On-Disk

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                                                                                                                                2.A

                           Names of amalgamating            Ontario Corporation Number      Date of Adoption/Approval
                           corporations                     Numero de la compagnie en       Date d'adoption ou d'approbation
                           Denomination sociale des         Ontario
                           compagnies qui fusionnent
                  -----------------------------------------------------------------------------------------------------------------
                           Capital Environmental
                           Resource Inc./Ressources
                           Environnementales
                           Capital Inc.                     1391647                             18/12/2000

                           Hytec Recycling and
                           Waste System Inc.                761445                              18/12/2000

                           Muskoka Containerized
                           Services Limited                 242693                              18/12/2000

                           Preferred Recycling Inc.         1094859                             18/12/2000

                           Premier Waste Systems
                           Ltd. (KH)                        392548                              18/12/2000

                           Roger LaRue Enterprises
                           Limited                          205969                              18/12/2000

                           Salish Disposal Ltd.             1453033                             20/12/2000

                           West Coast Waste Systems
                           Inc.                             1453032                             20/12/2000
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                                                                                                                                  3

                    6. Restrictions, if any, on business the corporation may    Limites, s'il y a lieu, imposees aux activites
                       carry on or on powers the corporation may exercise       commerciales ou aux pouvoirs de la compagnie.

                       None.


  Form 4
 Business
Corporations
   Act


  Formule
  numero 4
Loi sur les
 compagnies


                    7. The classes and any maximum number of shares that        Categories et nombre maximal, s'il y a lieu,
                       the corporation is authorized to issue:                  d'actions que la compagnie est autorisee a
                                                                                emettre:

                       Unlimited number of common shares and unlimited number of Preferred Shares, issuable in series.



DYE & DURHAM
Corporation
Forms-On-Disk

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                    8. Rights, privileges, restrictions and conditions (if      Droits, privileges, restrictions et conditions, s'il
                       any) attaching to each class of shares and directors     a lieu, rattaches a chaque categorie d'actions et
                       authority with respect to any class of shares which      pouvoirs des administrateurs relatifs a chaque
                       may be issued in series:                                  categorie d'actions qui peut etre emise en serie:

                       See attached pages 4A to 4C



  Form 4
 Business
Corporations
   Act


  Formule
  numero 4
Loi sur les
 compagnies



 DYE & DURHAM
 Corporation
Forms-On-Disk

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                                                                              4A

1.   PREFERRED SHARES

     The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1  Directors' Right to Issue in One or More Series

     The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designations, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the BUSINESS CORPORATIONS ACT (the "Act") of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2  Ranking of the Preferred Shares

     The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payables on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in

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                                                                              4B

accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

1.3  Voting Rights

     Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

1.4  Amendments With Approval of Holders of the Preferred Shares

     The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

1.5  Approval of Holders of the Preferred Shares

     The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in

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                                                                              4C

respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

     The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Shares held.

2.   COMMON SHARES

     The holder of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preferred Shares as a class or the holders of one or more series of the Preferred Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

     After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon liquidation, dissolution or winding up, whether voluntary or involuntary, and any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


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
              9.  The issue, transfer or ownership of shares is/is    L'emission, le transfert ou la properiete d'actions est/n'est
                  not restricted and the restrictions (if any) are    pas restreinte. Les restrictions, s'ill y a lieu, sont les
                  as follows:                                         suivantes:

                  The issue, transfer or ownership of shares is not restricted.


   Form 4
  Business
Corporations
     Act


  Formule
  numero 4
Loi sur les
compagnies



              10. Other provisions, (if any):                         Autres dispositions, s'il y a lieu:

                  None.



              11. The statements required by subsection 178(2) of     Les declarations exigees aux termes du paragraphe 178(2)
                  the Business Corporations Act are attached as       de la Loi sur les compagnies constituent l'annexe "A".
                  Schedule "A".
DYE & DURHAM
Corporation
Forms-On-Disk
              12. A Copy of the amalgamation agreement or directors   Une copie de la convention de fusion ou les resolutions
                  resolutions (as the case may be) is/are attached    des administrateurs (selon le cas) constitute(nt)
                  as Schedule "B".                                    l'annexe "B")

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

  Form 4      Names of the amalgamating corporations and              Denomination sociale des compagnies que fusionnet,
  Business    signatures and descriptions of office of their proper   signature et fonction de leurs dingeants regulierement
Corporations  officers                                                designes.


Formule
numero 4
Loi su les
compagnies    1112902 ONTARIO INC.                                    PREFERRED RECYCLING INC.

              By: /s/ Dennis Nolan                                   By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              CAPITAL ENVIRONMENTAL                                   CWR WASTE MANAGEMENT
              ALBERTA INC.                                            CORPORATION INC.

              By: /s/ Dennis Nolan                                   By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              ENVIRO WOOD RECOVERY                                    EXCEL DISPOSAL
              SYSTEMS LTD.                                            SERVICE LTD.

              By: /s/ Dennis Nolan                                    By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              CAPITAL ENVIRONMENTAL
              RESOURCE INC./RESSOURCES
              ENVIRONNEMENTALES                                       FRITH REGIONAL WASTE
              CAPITAL INC.                                            SYSTEMS INC.

              By: /s/ Dennis Nolan                                    By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary

DYE & DURHAM
Corporation
Forms-On-Disk


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

              GIGLIO'S FRUIT AND                                      HYTEC RECYCLING AND
              GARDEN CENTRE LTD.                                      WASTE SYSTEM INC.

              By: /s/ Dennis Nolan                                    By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              MUSKOKA CONTAINERIZED                                   PREMIER WASTE
              SERVICES LIMITED                                        SYSTEMS LTD

              By: /s/ Dennis Nolan                                    By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              ROGER LARUE
              ENTERPRISES LIMITED                                     SALISH DISPOSAL LTD.

              By: /s/ Dennis Nolan                                    By: /s/ Dennis Nolan
                 ------------------------------                          ------------------------------
                     Secretary                                               Secretary


              WEST COAST WASTE
              SYSTEMS INC.

              By: /s/ Dennis Nolan
                 ------------------------------
                     Secretary

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